SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: March 27, 2003

(Date of earliest event reported)

1-10711

(Commission File No.)

Worldwide Restaurant Concepts, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	95-4307254
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

15301 Ventura Blvd., Building B, Suite 300, Sherman Oaks, CA. 91403

(Address of principal executive offices, including zip code)

(818) 662-9800

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On March 27, 2003, the Company issued a press release announcing the opening of the 20th Pat & Oscar’sSM restaurant.

On April 22, 2003 the Company issued a press release announcing the opening of the 21st Pat & Oscar’sSM restaurant.

On May 28, 2004 the Company issued a press release announcing that its Pat & Oscar’s division has been awarded the 2003 Gold Medallion Award for Best Family Dining by San Diego Chapter of the California Restaurant Association

On June 6, 2003, the Company issued a press release announcing that the Company received a favorable ruling on all claims brought by John Sarkisian, the founder and former President and CEO of the Company’s Pat and Oscar’sSM concept.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Press Release dated March 27, 2003.
99.2	Press Release dated April 22, 2003.
99.3	Press Release dated May 28, 2003.
99.4	Press Release dated June 6, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Worldwide Restaurant Concepts, Inc.

By:	/s/ A. Keith Wall
Name: A. Keith Wall Title: Vice President and CFO